Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Spectrum Brands Holdings, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-226592,  333-178587, 333-43223, 333-45568, 333-124693, 333-197222, and 333-197223) on Form S-8 and the registration statements (No. 333-209396, 333-176522, 333-180070, and 333-192779) on Form S-3 of Spectrum Brands Holdings, Inc. (formerly HRG Group, Inc.) of our report dated November 23, 2018, except for the effects of changes in discontinued operations, as discussed in Notes 1, 3, 9, 10, 11, 13, and subsequent events, as discussed in Note 23, as to which the date is April 5, 2019, with respect to the consolidated statements of financial position of Spectrum Brands Holdings, Inc. and subsidiaries as of September 30, 2018 and 2017, the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2018, and the related notes, which report appears in this Current Report on Form 8‑K of Spectrum Brands Holdings, Inc. dated April 5, 2019.

/s/KPMG LLP

Milwaukee, Wisconsin
April 5, 2019